                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): NOVEMBER 30, 1999

                            HILTON HOTELS CORPORATION
             (exact name of Registrant as specified in its charter)


         DELAWARE                  001-03427                36-2058176
(State of Incorporation)      (Commission File No.)     (I.R.S. Employer
                                                        Identification No.)

                9336 CIVIC CENTER DRIVE, BEVERLY HILLS, CA 90210
              (Address of principal executive offices)  (Zip Code)


       Registrant's telephone number, including area code: (310) 278-4321



                                       N/A
          (Former name or former address, if changed since last report)

Item 7.    Financial Statements and Pro Forma Financial Information.

This current report on Form 8-K/A amends the current report on Form 8-K previously filed with the Commission on December 2, 1999 relating to the Company's acquisition of Promus Hotel Corporation on November 30, 1999. The following documents are included as part of this report:

         (a)  Financial Statements of Businesses Acquired.

              As permitted by General Instruction B.3 of Form 8-K, the consolidated balance sheets of Promus Hotel Corporation and subsidiaries ("Promus") as of December 31, 1998 and 1997 and the related consolidated statements of operations for each of the three years ended December 31, 1998 contained in Promus' Form 10-K for the year ended December 31, 1998 and the consolidated balance sheets of Promus as of September 30, 1999 and the related consolidated statement of operations for the nine months ended September 30, 1999 included in Promus' Form 10-Q for the quarter ended September 30, 1999 have been previously reported in the Company's definitive proxy statement filed with the Securities and Exchange Commission on October 21, 1999.

         (b)  Pro Forma Financial Information.

              Unaudited Pro Forma Financial Statements                       A-1

              Unaudited Pro Forma Statements of Income for the Nine Months
              Ended September 30, 1999                                       A-2

              Unaudited Pro Forma Statements of Income for the Year Ended
              December 31, 1998                                              A-3

              Unaudited Pro Forma Balance Sheet as of September 30, 1999     A-4

              Notes to Unaudited Pro Forma Financial Statements              A-5
                                                                          to A-7

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 14, 2000                          HILTON HOTELS CORPORATION


                                                  By: /s/ Matthew J. Hart
                                                     --------------------------
                                                  Matthew J. Hart
                                                  Executive Vice President and
                                                  Chief Financial Officer

                            Hilton Hotels Corporation
                    Unaudited Pro Forma Financial Statements


The unaudited pro forma statements of income and balance sheet of Hilton illustrate the estimated effects of the acquisition of Promus Hotel Corporation. The unaudited pro forma balance sheet of Hilton as of September 30, 1999 presents the financial position of Hilton as if the acquisition had been completed as of such date. The unaudited pro forma statements of income of Hilton for the nine month period ended September 30, 1999 and the year ended December 31, 1998 present the results of operations of Hilton as if the acquisition had been completed as of January 1, 1998.

The unaudited pro forma statements of income and balance sheet of Hilton are based upon the historical consolidated financial statements of Hilton and Promus contained in each company's Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the period ended September 30, 1999 and should be read in conjunction with those consolidated financial statements and related notes.

The unaudited pro forma statements of income of Hilton for the nine months ended September 30, 1999 and the year ended December 31, 1998 give effect to the acquisition of Promus applying the purchase method of accounting and certain adjustments that are directly attributable to the acquisition as if such transactions were consummated as of January 1, 1998.

The unaudited pro forma balance sheet of Hilton presents the combined financial position of Hilton and Promus as of September 30, 1999. The unaudited pro forma balance sheet reflects the acquisition of Promus applying the purchase method of accounting and certain adjustments that are directly attributable to the acquisition. Such data further assume that the transactions described above were consummated as of September 30, 1999.

The pro forma financial data does not purport to represent what the financial position or results of operations of Hilton would have been if the acquisition had in fact been consummated on such date or at the beginning of the period indicated or to project the financial position or results of operations for any future date or period. The pro forma adjustments are based upon available information and upon certain assumptions that Hilton management believe are reasonable. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

For the purposes of preparing the financial statements of Hilton, management will undertake a study to establish the fair value of the acquired assets and liabilities of Promus. The allocation of the purchase price to the assets and liabilities acquired reflected in this pro forma financial data is preliminary. Accordingly, the actual financial position and results of operations may differ from these pro forma amounts.

                                             HILTON HOTELS CORPORATION
                                     UNAUDITED PRO FORMA STATEMENTS OF INCOME
                                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                     (in millions, except per share amounts)

                                                                                                PRO FORMA
                                                           HISTORICAL        HISTORICAL         MERGER         PRO FORMA
                                                           HILTON (2)        PROMUS (2)         ADJUSTMENTS   HILTON (1)
------------------------------------------------------------------------    -------------     -------------   ------------
Revenue         Owned hotels                            $         1,297              323                -           1,620
                Leased hotels                                         -              293                -             293
                Management and franchise fees                        76              165                -             241
                Other fees and income                               139               52                -             191
                --------------------------------------------------------    -------------     ------------    ------------
                                                                  1,512              833                -           2,345
------------------------------------------------------------------------    -------------     ------------    ------------
Expenses        Owned hotels                                        851              204                -           1,055
                Leased hotels                                         -              259                -             259
                Depreciation and amortization                       123               62               68  (3)        253
                Business combination expenses                         -                3               (3) (4)          -
                Other operating expenses                            117               41                -             158
                Corporate expense, net                               37               22                -              59
                --------------------------------------------------------    -------------     ------------    ------------
                                                                  1,128              591               65           1,784
------------------------------------------------------------------------    -------------     ------------    ------------
Operating income                                                    384              242              (65)            561

                Interest and dividend income                         39               14                -              53
                Interest expense                                   (162)             (40)             (99) (5)       (301)
                Interest expense, net, from
                   unconsolidated affiliates                         (1)             (10)               -             (11)
                Net gain on asset dispositions                        -               26                -              26
------------------------------------------------------------------------    -------------     ------------    ------------
Income from continuing operations before income tax
   and minority interest                                            260              232             (164)            328
                Provision for income taxes                         (105)             (86)              62  (6)       (129)
                Minority interest, net                               (5)              (3)               -              (8)
------------------------------------------------------------------------    -------------     ------------    ------------
Income from continuing operations                       $           150              143             (102)            191
========================================================================    =============     ============    ============
Income from continuing operations per share:

     Basic                                              $           .58                                               .51
                                                       =================                                      ============
     Diluted                                            $           .57                                               .51
                                                       =================                                      ============

Weighted average common and equivalent shares:

     Basic                                                          258                                               371
                                                       =================                                      ============
     Diluted                                                        282                                               395
                                                       =================                                      ============

                                               HILTON HOTELS CORPORATION
                                       UNAUDITED PRO FORMA STATEMENTS OF INCOME
                                         FOR THE YEAR ENDED DECEMBER 31, 1998
                                        (in millions, except per share amounts)


                                                                                             PRO FORMA
                                                         HISTORICAL        HISTORICAL         MERGER         PRO FORMA
                                                         HILTON (2)        PROMUS (2)         ADJUSTMENTS   HILTON (1)
----------------------------------------------------------------------    -------------     ----------------------------
Revenue         Owned hotels                          $         1,485              401                -           1,886
                Leased hotels                                       -              415                -             415
                Management and franchise fees                     104              218                -             322
                Other fees and income                             180               73                -             253
                ------------------------------------------------------    -------------     ------------    ------------
                                                                1,769            1,107                -           2,876
----------------------------------------------------------------------    -------------     ------------    ------------
Expenses        Owned hotels                                      964              249                -           1,213
                Leased hotels                                       -              367                -             367
                Depreciation and amortization                     125               79               92  (3)        296
                Business combination expenses                       -               28                -              28
                Other operating expenses                          152               41                -             193
                Corporate expense, net                             64               39                -             103
                ------------------------------------------------------    -------------     ------------    ------------
                                                                1,305              803               92           2,200
----------------------------------------------------------------------    -------------     ------------    ------------
Operating income                                                  464              304              (92)            676

                Interest and dividend income                       13               21                -              34
                Interest expense                                 (137)             (47)            (140) (5)       (324)
                Interest expense, net, from
                   unconsolidated affiliates                       (4)             (15)               -             (19)
                Net gain on asset dispositions                      -               10                -              10
----------------------------------------------------------------------    -------------     ------------    ------------
Income from continuing operations before income tax
   and minority interest                                          336              273             (232)            377
                Provision for income taxes                       (136)            (116)              87  (6)       (165)
                Minority interest, net                            (12)              (3)               -             (15)
----------------------------------------------------------------------    -------------     ------------    ------------
Income from continuing operations                     $           188              154             (145)            197
======================================================================    =============     ============    ============
Income from continuing operations per share:

     Basic                                            $           .71                                               .51
                                                    ==================                                      ============
     Diluted                                          $           .71                                               .51
                                                    ==================                                      ============

Weighted average common and equivalent shares:

     Basic                                                        250                                               364
                                                    ==================                                      ============
     Diluted                                                      278                                               391
                                                    ==================                                      ============

                                                  HILTON HOTELS CORPORATION
                                              UNAUDITED PRO FORMA BALANCE SHEET
                                                  AS OF SEPTEMBER 30, 1999
                                                        (in millions)


                                                                                                    PRO FORMA
                                                                   HISTORICAL       HISTORICAL       MERGER          PRO FORMA
                                                                     HILTON           PROMUS         ADJUSTMENTS      HILTON
-------------------------------------------------------------------------------    -------------   -----------------------------
Assets                 Current assets
                         Cash and equivalents                      $        93               52              -              145
                         Accounts receivable, net                          242              103             (4) (7)         341
                         Inventories                                        77                -              -               77
                         Deferred income taxes                              36                -             62  (8)          98
                         Other current assets                               69              157              -              226
                       --------------------------------------------------------    -------------   ------------     ------------
                       Total current assets                                517              312             58              887

                       Investments                                         328              274             47  (9)         649
                       Long-term receivable                                625                -              -              625
                       Property and equipment, net                       2,712              953             (5) (10)      3,660
                       Intangible assets                                    50              786          2,372  (11)      3,208
                       Other assets                                         41              104             (8) (12)        137
                       --------------------------------------------------------    -------------   ------------     ------------
                       Total investments, property and other assets      3,756            2,117          2,406            8,279
                       --------------------------------------------------------    -------------   ------------     ------------
                       Total assets                                $     4,273            2,429          2,464            9,166
===============================================================================    =============   ============     ============


Liabilities and        Accounts payable and accrued expenses       $       371              170             13  (13)        554
stockholders' equity   Current maturities of long-term debt                 13                2              -               15
                       Income taxes payable                                 30                -              -               30
                       --------------------------------------------------------    -------------   ------------     ------------
                       Total current liabilities                           414              172             13              599

                       Long-term debt                                    3,415              750          1,843  (5)       6,008
                       Deferred income taxes                                52              265            639  (8)         956
                       Insurance reserves and other                        133               87              -              220
                       --------------------------------------------------------    -------------   ------------     ------------
                       Total liabilities                                 4,014            1,274          2,495            7,783

                       Stockholders' equity                                259            1,155            (31) (14)      1,383
                       --------------------------------------------------------    -------------   ------------     ------------
                       Total liabilities and stockholders' equity  $     4,273            2,429          2,464            9,166
===============================================================================    =============   ============     ============

                            Hilton Hotels Corporation
                Notes to Unaudited Pro Forma Financial Statements



The following table sets forth the determination and allocation of the purchase price of Promus. Per the terms of the merger agreement, Hilton paid $38.50 per share in cash for 55 percent of the outstanding Promus shares. The remaining 45 percent of Promus shares were exchanged for Hilton common stock. Each share of Promus common stock was exchanged for 3.2158 Hilton common shares, based on an exchange ratio computation defined in the merger agreement. For purposes of determining the purchase price in the pro forma financial statements, a Hilton common stock price of $9.93 per share is used, representing the average closing price for the period beginning three days before and ending three days after the date the exchange ratio became fixed.

                                                                                      (in millions)
                                                                                      --------------
       Cash share purchase                                                            $       1,670
       Exchange of shares                                                                     1,124
                                                                                      --------------
            Net equity purchase price                                                         2,794
       Assumption of Promus debt                                                                752
       Transaction costs and expenses                                                           166
                                                                                      --------------
                                                                                      $       3,712
                                                                                      ==============

The preliminary allocation of the pro forma purchase price is as follows:

       Investments                                                                    $         321
       Property and equipment, net                                                              948
       Identifiable intangible assets                                                         1,918
       Goodwill                                                                               1,240
       Other, net                                                                              (715)
                                                                                      --------------
                                                                                      $       3,712
                                                                                      ==============

(1) Pro forma results do not reflect any operational efficiencies, cost savings associated with greater economies of scale or revenue enhancement opportunities which Hilton expects to achieve as a result of the acquisition. Hilton expects to realize pre-tax annual revenue enhancements and pre-tax cost savings, including operating efficiencies, totaling approximately $90 million upon full integration of Promus. Hilton expects to realize approximately $55 million of benefits in 2000, and the entire $90 million of benefits beginning in 2001. However, the estimated benefits are based on projections and assumptions, not actual experiences. As a result, Hilton's ability to realize these benefits could be adversely impacted by difficulties integrating Promus into Hilton, the inability to achieve certain economies of scale or other risks associated with achieving projected revenues and cost savings. Hilton cannot assure you that these revenue enhancements and cost savings will be achieved.

(2) There are no significant adjustments required to the historical financial data of Promus to conform to the accounting policies of Hilton. Certain reclassifications have been made to the historical balances of Hilton and Promus to conform to the financial presentation of the two entities. Hilton's rooms, food and beverage and other revenues and expenses have been reclassified as owned hotel revenues and expenses, and depreciation and amortization expense has been segregated. Promus' general and administrative expenses have been reclassified as corporate and other operating expenses. These reclassifications have no effect on historical or pro forma operating income, income from continuing operations or earnings per share.

(3) To adjust depreciation and amortization to reflect the revaluation of acquired property and equipment, equity investments, identifiable intangible assets and goodwill.

(4) To reverse direct acquisition costs included in the historical Promus results.

(5) To record the estimated increase in interest expense and long-term debt associated with

       - the cash portion of the acquisition consideration totaling $1,670 million,

       - estimated change of control and severance costs relating to certain Promus employees,

       -      estimated direct acquisition costs of Hilton and Promus, and

       - increased interest rates on existing indebtedness of Hilton and Promus.

       The estimated increase in interest expense for the incremental debt is computed at an assumed weighted average borrowing rate of 6.32% for the nine months ended September 30, 1999 and 6.81% for the year ended December 31, 1998, representing LIBOR plus 125 basis points. Change of control costs include contractual payments for certain Promus executives, including option cash-outs. Severance costs include termination benefits related to the elimination of duplicative corporate office and operational support functions. Direct acquisition costs include investment advisor fees and bank financing costs. Each 1/8 percent change in the rate on this financing would result in a change in interest expense of $2 million for the nine months ended September 30, 1999 and $2 million for the year ended December 31, 1998.

       The pro forma adjustment to interest expense also includes amortization of estimated debt issuance costs totaling $4 million for the nine months ended September 30, 1999 and $5 million for the year ended December 31, 1998.

(6) To record the tax effect of the pro forma adjustments to depreciation and amortization expense, and interest expense. The amortization of goodwill is not deductible for tax purposes.

(7) To conform Promus' accounting for certain receivables associated with purchasing and service fees to Hilton's policy.

(8) To record the deferred tax effect of the pro forma balance sheet adjustments, primarily related to property and equipment, equity investments, identifiable intangible assets, severance and acquisition costs.

(9) To increase Promus' equity hotel investments to estimated fair market value, net of the elimination of Promus common shares owned by Hilton at September 30, 1999.

(10)   To adjust Promus' property and equipment to estimated fair market value.

(11) To value Promus' identifiable intangible assets at fair market value and reflect the excess purchase price over the estimated fair value of assets acquired and liabilities assumed. Identifiable intangible assets include management and franchise contracts, lease agreements and acquired brands and trademarks, and are amortized over a weighted average life of 23 years. Goodwill is amortized over 40 years.

(12) To record deferred financing costs associated with financing the cash portion of the acquisition, net of deferred financing costs of Promus not valued in purchase accounting, and to adjust certain other assets to estimated fair market value.

(13) To record the accrual of certain direct acquisition costs of Hilton and Promus.

(14)   The net increase in stockholders' equity results from:

       - the issuance of an estimated $1,124 million in Hilton equity consideration in connection with the acquisition and
       -    the elimination of Promus' historical equity.